                                               EXHIBIT 21 Page 1 of 3


             NAME AND STATE OF INCORPORATION OF SUBSIDIARIES
                     OF NORFOLK SOUTHERN CORPORATION
                           AS OF MARCH 1, 1994


Agency Media Services, Inc., Delaware
Atlantic Investment Company, Delaware
Lamberts Point Barge Company, Inc., Virginia
Norfolk Southern Properties, Inc., Virginia
Norfolk Southern Railway Company, Virginia
North American Van Lines, Inc., Delaware
NS Crown Services, Inc., Virginia
NS Fiber Optics, Inc., Virginia
NS Transportation Brokerage Corporation, Virginia
Pocahontas Development Corporation, Kentucky
Pocahontas Land Corporation, Virginia
TCS Leasing, Inc., Oklahoma

Norfolk Southern Railway Company subsidiaries:
     Airforce Pipeline, Inc., North Carolina
     Alabama Great Southern Railroad Company, The; Alabama
     Atlanta and Charlotte Air Line Railway Company, The; Georgia,
       North Carolina, South Carolina
     Atlantic and East Carolina Railway Company, North Carolina
     Camp Lejeune Railroad Company, North Carolina
     Central of Georgia Railroad Company, Georgia
     Chesapeake Western Railway, Virginia
     Cincinnati, New Orleans and Texas Pacific Railway Company, The;
       Ohio
     Citico Realty Company, Virginia
     Elberton Southern Railway Company, Georgia
     Georgia Midland Railway Company, The; Georgia
     Georgia Southern and Florida Railway Company, Georgia
     High Point, Randleman, Asheboro and Southern Railroad
       Company, North Carolina
     Interstate Railroad Company, Virginia
     Lake Erie Dock Company, Delaware
     Memphis and Charleston Railway Company, Mississippi
     Mobile and Birmingham Railroad Company, Alabama
     Norfolk and Portsmouth Belt Line Railroad Company, Virginia Norfolk and Western Railway Company, Virginia
     North Carolina Midland Railroad Company, The; North Carolina Rail Investment Company, Delaware
     Richmond-Washington Company, Delaware
     Shenandoah-Virginia Corporation, Virginia
     South Western Rail Road Company, The; Georgia

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                                               EXHIBIT 21 Page 2 of 3


     Southern Rail Terminals, Inc., Georgia
     Southern Rail Terminals of North Carolina, Inc., North Carolina Southern Railway-Carolina Division, South Carolina
     Southern Region Coal Transport, Inc., Alabama
     Southern Region Materials Supply, Inc., Georgia
     Southern Region Motor Transport, Inc., Georgia
     State University Railroad Company, North Carolina
     Tennessee, Alabama & Georgia Railway Company, Delaware
     Tennessee Railway Company, Tennessee
     Toledo Belt Railway Company, The; Ohio
     Virginia and Southwestern Railway Company, Virginia
     Yadkin Railroad Company, North Carolina

Norfolk Southern Properties, Inc. subsidiaries:
     Alexandria-Southern Properties, Inc., Virginia Arrowood-Southern Company, North Carolina
     Arrowood Southern Executive Park, Inc., North Carolina Carlyle CA Corporation, Virginia
     Carlyle Development Corporation, Virginia
     Charlotte-Southern Corporation, North Carolina Charlotte-Southern Hotel Corporation, North Carolina Lambert's Point Docks, Incorporated, Virginia
     Nickel Plate Improvement Company, Inc., The; Indiana Norfolk Southern Industrial Development Corp., Virginia NS-Charlotte Tower Corporation, North Carolina
     Sandusky Dock Corporation, Virginia
     Southern Region Industrial Realty, Inc., Georgia Virginia Holding Corporation, Virginia

North American Van Lines, Inc. domestic subsidiaries:
     Alaska USA Van Lines, Inc., Indiana
     Americas Quality Van Lines, Inc., Indiana
     A Five Star Forwarding, Inc., Delaware
     A Three Rivers Forwarding, Inc., Indiana
     City Storage & Transfer, Inc., Colorado
     Fleet Insurance Management, Inc., Indiana
     FrontRunner Worldwide, Inc., Delaware
     Great Falls North American, Inc., Montana
     NACAL, Inc., California
     NALOG, Inc., Delaware
     NAVTRANS Container Lines, Inc., Florida
     NAVTRANS International Freight Forwarding, Inc., Indiana
     NorAm Forwarding, Inc., Indiana
     North American Distribution Systems, Inc., Indiana
     North American Forwarding, Inc., Indiana
     North American Logistics, Ltd., Indiana

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                                               EXHIBIT 21 Page 3 of 3


     North American Moving & Storage, Inc., Indiana
     North American Transport Insurance Company, Indiana
     North American Van Lines of Texas, Inc., Texas
     Relocation Management Systems, Inc., Delaware

North American Van Lines, Inc. foreign subsidiaries:
     153843 Canada Inc., Canada
     Cavalier Moving & Storage Co. Ltd., Canada
     Cold Lake Moving & Storage Ltd., Alberta
     Curry Moving & Storage Ltd., Ontario
     Midi-Data Speditions GmbH, Germany
     NAVPAN, S.A., Panama
     NAVTRANS International Speditions GmbH, Germany
     North American Van Lines Ltd., United Kingdom
     North American Van Lines Canada Ltd., Canada
     North American Van Lines (Alberta) Ltd., Alberta
     North American Van Lines (Atlantic) Ltd., Nova Scotia
     Star Storage Ltd., Manitoba
     Tru-Flite Transportation Systems Inc., Canada
     Westlake Moving & Storage, Ltd., Ontario
     Westmount Moving & Storage, Inc. (Demanagement Et
       Entreposage Westmount), Quebec








Note: Of the above subsidiaries, only Norfolk Southern Railway
      Company and Norfolk and Western Railway Company meet the
      Commission's "significant subsidiary" test.